Exhibit 99.1

Rogers Announces Acquisition of Silicone Engineering

Chandler, Arizona, October 8, 2021: Rogers Corporation (NYSE:ROG) announced its acquisition of Silicone Engineering Ltd., a leading European manufacturer of silicone material solutions based in Lancashire, UK. Silicone Engineering expands Rogers’ existing advanced silicones platform and provides Rogers a European Center of Excellence to service customers requiring premium silicone solutions for applications in the EV/HEV, Industrial, Medical and other markets.

“Silicone Engineering is a premiere silicone solutions provider and is an outstanding strategic fit with our Elastomeric Material Solutions business,” said Bruce Hoechner, Rogers’ President and Chief Executive Officer. “This combination creates a dynamic silicones platform in Rogers that further strengthens our ability to serve our global customers, especially for our core markets. The Silicone Engineering team, products and business model are closely aligned with Rogers, so we expect a seamless integration, and we look forward to maximizing the strategic commercial opportunities this combination affords.”

The transaction closed October 8, 2021. Terms were not disclosed. Rogers’ expects the transaction to be accretive to 2022 earnings per share. Trailing twelve month revenues for Silicone Engineering were approximately £30 million, and Silicone Engineering’s profitability is comparable to that of the Elastomeric Material Solutions business unit.

About Rogers Corporation
Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect and connect our world. Rogers delivers innovative solutions to help our customers solve their toughest material challenges. Rogers’ advanced electronic and elastomeric materials are used in applications for EV/HEV, automotive safety and radar systems, mobile devices, renewable energy, wireless infrastructure, energy-efficient motor drives, industrial equipment and more. Headquartered in Chandler, Arizona, Rogers operates manufacturing facilities in the United States, Asia and Europe, with sales offices worldwide.

Safe Harbor Statement
This release contains forward-looking statements, which concern our plans, objectives, outlook, goals, strategies, future events, future net sales or performance, capital expenditures, future restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. Such statements include, but are not limited to, statements about the benefits of the Silicone Engineering acquisition, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from those indicated by the forward-looking statements. Risks and uncertainties that could cause such results to differ include: the ability to recognize the anticipated benefits and synergies of the Silicone Engineering acquisition; the ability to successfully integrate Silicone Engineering into the Company; the outcome of any legal proceedings that may be instituted against the Company following the announcement of the Silicone Engineering acquisition; the duration and impacts of the novel coronavirus global pandemic and efforts to contain its transmission and distribute vaccines, including the effect of these factors on our business, suppliers, customers, end users and economic conditions generally; failure to capitalize on, volatility within, or other adverse changes with respect to the Company's growth drivers, including advanced mobility and advanced connectivity, such as delays in adoption or implementation of new technologies; uncertain business, economic and political conditions in the United States (U.S.) and abroad, particularly in China, South Korea, Germany, Hungary and Belgium, where we maintain significant manufacturing, sales or administrative operations; the trade policy dynamics between the U.S. and China reflected in trade agreement negotiations and the imposition of tariffs and other trade restrictions, including trade restrictions on Huawei Technologies Co., Ltd. (Huawei); fluctuations in foreign currency exchange rates; our ability to develop innovative products and the extent to which our products are incorporated into end-user products and systems and the extent to which end-user products and systems incorporating our products achieve commercial success; the ability and willingness of our sole or limited source suppliers to deliver certain key raw materials, including

Exhibit 99.1
commodities, to us in a timely and cost-effective manner; intense global competition affecting both our existing products and products currently under development; business interruptions due to catastrophes or other similar events, such as natural disasters, war, terrorism or public health crises; failure to realize, or delays in the realization of anticipated benefits of acquisitions and divestitures due to, among other things, the existence of unknown liabilities or difficulty integrating acquired businesses; our ability to attract and retain management and skilled technical personnel; our ability to protect our proprietary technology from infringement by third parties and/or allegations that our technology infringes third party rights; changes in effective tax rates or tax laws and regulations in the jurisdictions in which we operate; failure to comply with financial and restrictive covenants in our credit agreement or restrictions on our operational and financial flexibility due to such covenants; the outcome of ongoing and future litigation, including our asbestos-related product liability litigation; changes in environmental laws and regulations applicable to our business; and disruptions in, or breaches of, our information technology systems. For additional information about the risks, uncertainties and other factors that may affect our business, please see our most recent annual report on Form 10-K and any subsequent reports filed with the Securities and Exchange Commission, including quarterly reports on Form 10-Q. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein except as required by law.

Media Contact:
Amy Kweder
Director, Corporate Communications
Phone: 480.203.0058
Email: amy.kweder@rogerscorporation.com

Investor Contact:
Steve Haymore
Director, Investor Relations
Phone: 480.917.6026
Email: stephen.haymore@rogerscorporation.com